Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the Amended and Restated POZEN Inc. 2000 Equity Compensation Plan of our report dated January 16, 2004, with respect to the financial statements and schedules of POZEN Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

August 2, 2004